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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Scientific-Atlanta, Inc.'s previously filed Registration Statement covering the Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan and Trust.



/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP
Atlanta, Georgia
June 23, 1998